Exhibit 99.1

Contact: Michael Kirshbaum Chief Financial Officer 202.266.5876 jacobsg@advisory.com	The Advisory Board Company 2445 M Street, N.W. Washington, D.C. 20037 www.advisory.com

THE ADVISORY BOARD COMPANY REPORTS
RESULTS FOR QUARTER ENDED JUNE 30, 2012

Company Reports Quarterly Revenue Growth of 30%, Contract Value Growth of 26%, Updates Revenue
and Earnings Guidance, and Announces New Program

WASHINGTON, D.C. — (July 31, 2012) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the quarter ended June 30, 2012, which is the first quarter of the 2013 fiscal year. Revenue for the quarter increased 30.3% to $104.1 million, from $79.9 million for the quarter ended June 30, 2011. Contract value increased 25.8% to $411.6 million as of June 30, 2012, up from $327.1 million as of June 30, 2011. For the quarter ended June 30, 2012, net income was $3.8 million, or $0.11 per diluted share, compared to net income of $3.9 million, or $0.11 per diluted share, for the quarter ended June 30, 2011. For the quarter ended June 30, 2012, adjusted EBITDA increased 42.7% to $20.2 million, from $14.1 million for the quarter ended June 30, 2011. Adjusted net income for the quarter ended June 30, 2012 increased 34.4% to $11.1 million, or $0.31 per diluted share, from $8.2 million, or $0.24 per diluted share, for the quarter ended June 30, 2011. Adjusted EBITDA, adjusted net income, and non-GAAP EPS are all non-GAAP financial measures.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “Our continued strong performance this quarter reflects the ongoing complexity our members face, as well as their deep reliance on our software, research, and management and advisory services.  Through our robust portfolio of offerings, superior member service, and outstanding product quality, we consistently provide measurable impact for our members as they tackle the many uncertainties and challenges in today’s changing health care market.”

Mr. Musslewhite continued, “I am pleased to formally announce today the launch of Crimson Population Risk Management, the newest addition to our Crimson platform.  With wide variation in population health care costs and quality outcomes, hospitals moving to value-based care must have robust data and analytical tools to support such key efforts as reducing inappropriate utilization, managing patient care outside the network, activating self-care in patients with chronic conditions, and accurately identifying and managing high-risk individuals.  Crimson Population Risk Management provides an innovative software tool that combines clinical and claims-based data to drive best-in-class population risk analytics.  With this robust analytical backbone, Crimson Population Risk Management is supporting members in their efforts to transform care delivery while simultaneously ensuring strong financial performance.”

Credit Facility

The Company also announced today that, on July 30, 2012, it obtained a new, five-year  $150 million senior secured credit facility from a syndicate of banks led by JPMorgan Chase Bank, N.A.  While funds available under the credit facility can be used for general corporate purposes, including potential strategic acquisitions, the Company has no immediate plans to draw against the facility.

Outlook for Calendar Year 2012

The Company is updating its revenue guidance for calendar year 2012 to a range of approximately $426 million to $432 million, up from a range of $420 million to $430 million.  The Company is also updating its guidance for calendar year 2012 adjusted EBITDA to a range of approximately $79 million to $82 million, up from a range of $77 million to $82 million.  For calendar year 2012, the Company is updating its guidance for non-GAAP earnings per diluted share to a range of approximately $1.20 to $1.25, from a range of $1.20 to $1.30 adjusted for the effects of the Company’s two-for-one stock split effective June 18, 2012.  For calendar year 2012, the Company expects share-based compensation expense to be approximately $14 million, and amortization of acquisition-related intangible assets to be approximately $5 million.  For calendar year 2012, the Company expects an effective tax rate in a range of approximately 38.0% to 38.5%.

Non-GAAP Financial Measures

This press release and the accompanying tables present information about the Company’s adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company defines its non-GAAP financial measures as described below.

The term “adjusted EBITDA” refers to a financial measure that we define as net income before provision for income taxes; other income, net, which includes interest income, gains and losses on investment in common stock warrants, and foreign currency losses and gains; depreciation and amortization; equity in loss of unconsolidated entity; discontinued operations; acquisition and similar transaction charges; fair value adjustments to acquisition-related earn out liabilities; and share-based compensation expense. The term “adjusted net income” refers to net income excluding equity in loss of unconsolidated entity; discontinued operations, net of tax; amortization of acquisition-related intangibles; acquisition and similar transaction charges; fair value adjustments to acquisition-related earn out liabilities; and share-based compensation expense. The term “non-GAAP earnings per diluted share” refers to earnings per diluted share excluding equity in loss of unconsolidated entity; discontinued operations, net of tax; amortization of acquisition-related intangibles; acquisition and similar transaction charges; fair value adjustments to acquisition-related earn out liabilities; gains and losses on investment in common stock warrants; and share-based compensation expense.

A reconciliation of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the periods indicated. It is not practicable to provide a reconciliation of forecasted non-GAAP earnings per diluted share or forecasted adjusted EBITDA to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures; including fair value adjustments to acquisition-related earn out liabilities and gains/losses on investment in common stock warrants, cannot reasonably be estimated or predicted at this time.

	Three Months Ended
	June 30,
	2012	2011
Net income	$3,841	$3,871
Equity in loss of unconsolidated entity	2,124	—
Provision for income taxes from continuing operations	3,702	2,223
Discontinued operations, net of tax	—	(165)
Other income, net (1)	(576)	(797)
Depreciation and amortization	4,086	2,947
Acquisition and similar transaction charges	—	144
Fair value adjustments to acquisition-related earn out liabilities	3,500	3,200
Share-based compensation expense	3,506	2,715

Adjusted EBITDA	$20,183	$14,138

Three Months Ended
June 30,
2012		2011
Net income	$3,841	$3,871
Equity in loss of unconsolidated entity	2,124	—
Discontinued operations, net of tax	—	(165)
Amortization of acquisition-related intangibles, net of tax	790	750
Acquisition and similar transaction charges, net of tax	—	90
Fair value adjustments to acquisition-related earn out liabilities, net of tax	2,160	2,000
Share-based compensation, net of tax	2,163	1,697

Adjusted net income	$11,078	$8,243

	Three Months Ended
	June 30,

	2012	2011

GAAP earnings per diluted share	$0.11	$0.11
Equity in loss of unconsolidated entity	0.06	—
Discontinued operations, net of tax	—	(0.01)
Amortization of acquisition-related intangibles, net of tax	0.02	0.02
Acquisition and similar transaction charges, net of tax	—	0.01
Fair value adjustments to acquisition-related earn out
liabilities, net of tax	0.06	0.06
Share-based compensation, net of tax	0.06	0.05

Non-GAAP earnings per diluted share	$0.31	$0.24

(1)	Other income, net includes interest income of $0.8 million and $0.6 million for the three months ended June 30, 2012 and 2011, respectively. Other income, net also includes a foreign currency loss of $0.2 million for the three months ended June 30, 2012 and a foreign currency gain of $0.2 million for the three months ended June 30, 2011.

Web and Conference Call Information

As previously announced, the Company will hold a conference call to discuss its first quarter performance this evening, July 31, 2012, at 5:30 p.m. Eastern Time. The conference call will be available via live web cast on the Company’s website at www.advisory.com/IR. To participate by telephone, the dial-in number is 800.291.5365 and the access code is 71017818. Participants are advised to dial in at least five minutes prior to the call to register. The web cast will be archived for seven days from 8:00 p.m. Eastern Time on Tuesday, July 31, until 11:00 p.m. Eastern Time on Tuesday, August 7, 2012.

About The Advisory Board Company

The Advisory Board Company is a global research, technology, and consulting firm partnering with 150,000 leaders in 3,700 organizations across health care and higher education. Through its innovative membership model, the Company collaborates with executives and their teams to elevate performance and solve their most pressing challenges. The company provides strategic guidance, actionable insights, web-based software solutions, and comprehensive implementation and management services. For more information, visit the firm’s website, http://www.advisory.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including the Company’s expectations regarding its revenue, non-GAAP earnings per diluted share, adjusted EBITDA, share-based compensation expense, amortization of acquisition-related intangibles, and effective tax rate for calendar year 2012 are based on information available to the Company as of July 31, 2012, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed or implied in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated or implied by forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with the Company’s software tools and management and advisory services, risks relating to privacy, information security, and other health care-related laws and standards, maintaining our third party provider relationships and strategic alliances, our ability to license technology from third parties, impairment of goodwill, and various factors related to income and other taxes, as well as other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, and subsequent reports filed with the Securities and Exchange Commission, all of which are available for review on the Company’s website at www.advisory.com/IR and at the Securities and Exchange Commission’s website at www.sec.gov. Additional information will also be set forth in the Company’s Report on Form 10-Q for the quarter ended June 30, 2012, which will be filed with the Securities and Exchange Commission in August 2012.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this news release. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

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THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)

	Three Months Ended		Selected
	June 30,		Growth
	2012	2011	Rates
Statements of Income
Revenue	$104,142	$79,937	30.3%

Cost of services, excluding depreciation and amortization (1) (2) (3)	58,366	43,155
Member relations and marketing (1)	19,120	17,880
General and administrative (1)	13,479	10,823
Depreciation and amortization	4,086	2,947
Operating income	9,091	5,132
Other income, net	576	797

Income from continuing operations before provision for
income taxes and equity in loss of unconsolidated entity	9,667	5,929
Provision for income taxes	(3,702)	(2,223)
Equity in loss of unconsolidated entity	(2,124)	-

Net income from continuing operations	3,841	3,706
Discontinued operations:
Income from discontinued operations, net of tax	—	165

Net income from discontinued operations	—	165
Net income	$3,841	$3,871

Earnings per share — Basic
Net income from continuing operations	$0.11	$0.11
Net income from discontinued operations	$—	$0.01

Net income per share — Basic	$0.11	$0.12
Earnings per share — Diluted
Net income from continuing operations	$0.11	$0.11
Net income from discontinued operations	$—	$0.00

Net income per share — Diluted	$0.11	$0.11
Weighted average common shares outstanding
Basic	34,179	32,236
Diluted	36,054	33,794
Contract Value (at end of period) (4)	$411,581	$327,110	25.8%
Percentages of Revenues
Cost of services, excluding depreciation and amortization (1) (2) (3)	56.0%	54.0%
Member relations and marketing (1)	18.4%	22.4%
General and administrative (1)	12.9%	13.5%
Depreciation and amortization	3.9%	3.7%
Operating income	8.7%	6.4%
Net income	3.7%	4.8%

(1)	During the three months ended June 30, 2012 and 2011, the Company recognized approximately $1.0 million and $0.8 million in cost of services, approximately $0.7 million and $0.5 million in member relations and marketing, and approximately $1.8 million and $1.4 million in general and administrative expense for share-based compensation. The Company has recorded all these expenses in the same line items as other compensation paid to the relevant categories of employees.

(2)	During the three months ended June 30, 2012 and 2011, the Company recognized approximately $3.5 million and $3.2 million in cost of services relating to fair value adjustments of acquisition-related earn-out liabilities.

(3)	Beginning in the quarter ended June 30, 2012, the Company began classifying all depreciation and amortization in the income statement line item depreciation and amortization. Prior to this, amortization expense from intangibles was included in cost of services. Prior period amounts have been reclassified for comparability. Cost of services therefore excludes $1.2 million and $1.0 million of amortization expense from intangible assets during the three months ended June 30, 2012 and 2011, respectively, which is included in depreciation and amortization.

(4)	Contract value as of June 30, 2011 excludes $5.4 million from discontinued operations.

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	March 31,
	2012	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$34,886	$60,642
Marketable securities	10,307	4,823
Membership fees receivable, net	354,860	281,584
Prepaid expenses and other current assets	13,259	6,705
Deferred income taxes, net	8,985	7,255
Total current assets	422,297	361,009
Property and equipment, net	54,434	49,653
Intangible assets, net	19,045	19,384
Goodwill	74,235	74,235
Deferred incentive compensation and other charges	61,230	53,369
Deferred income taxes, net of current portion	6,144	7,655
Investment in unconsolidated entity	6,538	8,662
Other non-current assets	9,000	9,000
Marketable securities	143,799	122,621
Total assets	$796,722	$705,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$386,393	$313,958
Accounts payable and accrued liabilities	59,280	57,529
Accrued incentive compensation	6,649	18,691
Total current liabilities	452,322	390,178
Long-term deferred revenues	82,508	78,498
Other long-term liabilities	25,354	19,865
Total liabilities	560,184	488,541

Stockholders’ equity:
Common stock	345	235
Additional paid-in capital	333,782	315,648
Retained earnings	(99,133)	189,742
Accumulated elements of comprehensive income	1,544	1,206
Treasury stock	—	(289,784)
Total stockholders’ equity	236,538	217,047

Total liabilities and stockholders’ equity	$796,722	$705,588

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$3,841	$3,871
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	4,086	3,124
Deferred income taxes	(379)	(13)
Excess tax benefits from stock-based payments	(7,875)	(869)
Stock-based compensation expense	3,506	2,715
Amortization of marketable securities premiums	455	264
Equity in loss of unconsolidated entity	2,124	—
Changes in operating assets and liabilities:
Member fees receivable	(73,276)	(18,449)
Prepaid expenses and other current assets	(6,554)	(2,935)
Deferred incentive compensation and other charges	(7,861)	(8,249)
Deferred revenues	76,445	24,030
Accounts payable and accrued liabilities	10,414	6,713
Accrued incentive compensation	(12,042)	(8,687)
Other long-term liabilities	5,489	3,223

Net cash flows (used in) provided by operating activities	(1,627)	4,738

Cash flows from investing activities:
Purchases of property and equipment	(7,694)	(6,085)
Capitalized software development costs	(834)	(594)
Acquisition-related earn-out payments	(788)	—
Redemption of marketable securities	—	4,000
Purchases of marketable securities	(26,614)	—
Net cash flows used in investing activities	(35,930)	(2,679)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	10,692	5,359
Repurchase of shares to satisfy minimum employee tax withholding	(3,844)	(1,250)
Proceeds on issuance of stock under employee stock purchase plan	77	57
Excess tax benefits from share-based compensation arrangements	7,875	869
Purchases of treasury stock	(2,999)	(2,278)
Net cash flows provided by financing activities	11,801	2,757

Net (decrease) increase in cash and cash equivalents	(25,756)	4,816
Cash and cash equivalents, beginning of period	60,642	30,378
Cash and cash equivalents, end of period	$34,886	$35,194